CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the Annual Report on Form 10KSB of American Construction Company of our report dated April 29, 2004, with respect to the financial statements of American Construction Company for the year ended January 31, 2004.



/S/ Kabani & Company, Inc.
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Kabani & Company, Inc.
Fountain Valley, California

May 12, 2004